Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
 18 U.S.C. Section 1350

I, Ian Rosenblatt, Chief Financial Officer of Satya Worldwide, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:
1.     the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2016, (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  February 2, 2018

By: /s/  Ian Rosenblatt
              Ian Rosenblatt
              Chief Financial Officer
              (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.